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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):   May 27, 1999


                              ST. PAUL BANCORP, INC.
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                (Exact name of registrant as specified in its charter)


         Delaware                    01-15580                  36-3504665
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         (State or other            (Commission                (IRS Employer
         jurisdiction of            File Number)               Identification
         incorporation)                                               No.)



         6700 West North Avenue
         Chicago, Illinois                                           60707
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         (Address of principal executive office)                   (Zip Code)

        Registrant's telephone number, including area code: (773) 622-5000
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                                 Not Applicable
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          (Former name or former address, if changed since last report)




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Item 5.  Other Events

         St. Paul Bancorp, Inc. (the "Company") announced on May 27, 1999 that its shareholders re-elected John W. Croghan, Kenneth J. James and Anthony
     R. Pasquinelli to the Board of Directors at the Company's annual meeting yesterday. Shareholders also rejected a proposal brought forth by Keefe Managers, Inc. Sixty-five percent of the votes were cast against adoption of the proposal.

         In connection with the transactions contemplated by the Company's merger agreement with Charter One Financial, St. Paul has also rescinded its share repurchase program. Under the program, which was initiated on January 28, 1999, St. Paul was authorized to repurchase up to two million shares of its outstanding common stock. Prior to the announcement of the merger agreement, the Company had repurchased 1,032,000 shares.

     A copy of the press release dated May 27, 1999 is attached as Exhibit 1.







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 ST. PAUL BANCORP, INC.
                                                 ----------------------
                                                 (Registrant)


                                                 /s/ Patrick J. Agnew
                                                 ----------------------
                                                 Patrick J. Agnew
                                                 President




Attest:



/s/ Clifford M. Sladnick
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Clifford M. Sladnick
Senior Vice President, General Counsel
and Corporate Secretary



Date:    May 27, 1999







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